EXHIBIT 4

CUSIP No. 18453H106

TRADING DATA

Reporting Person	Date of Transaction	No. of Shares (Common Stock)	Price Per Share $	Where/How Effected
ASOF Holdings I, L.P.	1/21/2021	250,000	1.883	Open Market/Broker
ASOF Holdings I, L.P.	1/25/2021	200,000	1.8447	Open Market/Broker
ASOF Holdings I, L.P.	1/27/2021	250,000	1.90	Open Market/Broker
ASOF Holdings I, L.P.	1/27/2021	200,000	1.9431	Open Market/Broker
ASOF Holdings I, L.P.	1/28/2021	200,000	1.9267	Open Market/Broker
ASOF Holdings I, L.P.	1/29/2021	350,000	2.0978	Open Market/Broker
ASOF Holdings I, L.P.	2/2/2021	200,000	2.06	Open Market/Broker
ASOF Holdings I, L.P.	2/23/2021	250,000	2.06	Open Market/Broker
ASOF Holdings I, L.P.	2/24/2021	200,000	2.01	Open Market/Broker
ASOF Holdings I, L.P.	2/25/2021	300,000	1.8682	Open Market/Broker
ASOF Holdings I, L.P.	2/26/2021	200,000	1.88	Open Market/Broker
ASOF Holdings I, L.P.	3/2/2021	350,000	1.88	Open Market/Broker
ASOF Holdings I, L.P.	3/10/2021	200,000	1.9793	Open Market/Broker
ASOF Holdings I, L.P.	3/16/2021	100,000	2.1821	Open Market/Broker
ASOF Holdings I, L.P.	3/17/2021	200,000	2.19	Open Market/Broker
ASOF Holdings I, L.P.	3/18/2021	200,000	2.25	Open Market/Broker
ASOF Holdings I, L.P.	3/22/2021	200,000	2.0701	Open Market/Broker
ASOF Holdings I, L.P.	3/23/2021	200,000	2.01	Open Market/Broker
ASOF Holdings I, L.P.	3/24/2021	250,000	1.8974	Open Market/Broker
ASOF Holdings I, L.P.	3/25/2021	200,000	1.8438	Open Market/Broker